Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-212737) of MCX Technologies Corporation (the “Company”) of our report dated April 15, 2021, relating to the consolidated financial statements of the Company appearing in this Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

April 15, 2021